BYLAWS
                                       OF
                               CENTENNIAL BANCORP

                                   ARTICLE 1.

                              SHAREHOLDERS' MEETING

                  Section 1.01. ANNUAL MEETING: The annual meeting of the shareholders shall be held on the second Thursday in April of every year at the principal office of the corporation or at such other time or place as may be determined by the Board of Directors. At such meeting the shareholders entitled to vote shall elect a Board of Directors and transact such other business as may legally come before the meeting.

                  Section 1.02. SPECIAL MEETINGS: Special meetings of the shareholders of this corporation may be held at any time on request of the President or on the request of the Board of Directors or on demand in writing by shareholders of record holding not less than one-tenth of the stock of the corporation entitled to vote.

                  Section 1.03. VOTING: Each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote outstanding in such shareholder's name on the books of the corporation.

                  Section 1.04. QUORUM: A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation or other provision of these Bylaws.

                  Section 1.05. NOTICE: Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.


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                                   ARTICLE 2.

                               BOARD OF DIRECTORS

                  Section 2.01. NUMBER AND ELECTION OF DIRECTORS: The Board of Directors of this corporation shall consist of not more than 15 members. The number of directors shall be set from time to time by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. At each annual meeting the shareholders shall elect directors to hold office for the term for which he is elected and until his successor shall have been elected and qualified, subject to prior death, resignation or removal. No person shall be eligible for election or reelection as a director if he will have attained the age of seventy (70), which can be extended to a time certain upon written request of the affected individual and agreement by a majority of the Board of Directors, at the time of his election or reelection, provided that a director attaining such age shall complete the term for which he was elected and continue to serve until his successor shall have been elected and qualified.

                  Section 2.02. VACANCIES: Any vacancy occurring in the Board of Directors shall be filled by election at a special meeting of directors called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to prior death, resignation or removal. Any directorship to be filled by reason of any increase in the number of directors shall be filled in the same manner as if a vacancy in that position shall have occurred, provided the Articles of Incorporation of the corporation reserves to the Board of Directors the power to fill such position.

                  Section 2.03. ANNUAL MEETING: The Annual Meeting of the Board of Directors shall be held without notice at the office of the corporation or at such other place as the Board of Directors may designate immediately after the adjournment of the regular meeting of the shareholders.

                  Section 2.04. SPECIAL MEETINGS: Special meetings of the Board of Directors shall be called by the Secretary when requested by the President or any member of the Board of Directors upon no less than 48 hours written or oral notice to each director. Special meetings of the directors may be held at any time when all members of the Board are present and consent thereto. Special meetings of the directors shall be held at the principal office of the corporation or at any other place designated by a majority of the Board of Directors.

                  Section 2.05. QUORUM: A majority of the number of elected and qualified directors shall constitute a quorum for the transaction of business.


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                  Section 2.06. VOTING: The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 2.07. REMOVAL OF DIRECTORS: Shareholders, holding a majority of the shares then entitled to vote for election of directors, may at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose, remove any director from office, with or without cause.

                  Section 2.08. POWERS OF DIRECTORS: The Board of Directors shall have sole responsibility for the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all of the powers possessed by the corporation, itself, so far as this delegation of authority is not inconsistent with the Oregon Business Corporation Act, with the Articles of Incorporation of the corporation, or with these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively; what amount shall be reserved for working capital and for any other purpose and what amount shall be declared as dividends; and such determination by the Board of Directors shall be final and conclusive except as otherwise provided by the Oregon Business Corporation Act and the Articles of Incorporation.

                  Section 2.09. EXECUTIVE COMMITTEE: The Board of Directors may appoint from among its members an Executive Committee of two or more members. The Executive Committee shall have such powers and shall perform such duties as may be delegated and assigned to the Executive Committee from time to time by the Board of Directors. A majority of the members of the Executive Committee may fix its rules of procedure. All action by the Executive Committee shall be reported to the Board of Directors at the meeting succeeding such action and shall be subject to revision, alteration and approval by the Board of Directors; provided, that no rights or acts of third parties shall be affected by any such revision or alteration. Meetings of the Executive Committee shall be called, from time to time, at the direction and upon the request of any member thereof. Notice of such meetings, unless waived, shall in each instance be given to each member of the Committee at his last known business address at least 24 hours before such meeting, either orally or in writing. All actions by the Executive Committee shall be by unanimous written approval, if taken without a meeting, or if taken at a meeting, by a majority of those then serving on the Committee. The Executive Committee shall keep such records of its activities and proceedings as it shall deem appropriate. All meetings shall be held in the office of the corporation unless all members of the Committee shall agree otherwise.

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                  Section 2.10.  OTHER  COMMITTEES:  In addition to an Executive
Committee, the Board of Directors may appoint from among its members such committees as it deems appropriate. Such committees shall have such powers and perform such duties as shall be assigned to them by the Board of Directors from time to time. The Board of Directors in the resolutions establishing any such committee shall cover such matters as a committee's rules of procedures, reporting to the Board of Directors, notice of committee meetings, action by unanimous consent, records, location of meetings, and other appropriate matters.

                  Section 2.11. CHAIRMAN OF THE BOARD: The Board of Directors may elect one of its members to be the Chairman of the Board of Directors. The Chairman shall advise and consult with the Board and the officers of the corporation as to the determination of policy of the corporation, and shall perform such other functions and responsibilities as the Board shall designate from time to time.

                  Section 2.12. VICE-CHAIRMAN OF THE BOARD: The Board of Directors may elect one or more of its members to be a Vice-Chairman of the Board of Directors. The Vice-Chairman shall advise and consult with the Board and the officers of the corporation as to the determination of policy of the corporation. He shall act as Chairman of the Board in the absence of the Chairman.

                                   ARTICLE 3.

                                    OFFICERS

                  Section 3.01. COMPOSITION: The officers of this corporation shall consist of a President, a Secretary, and a Treasurer or Financial Officer, each of whom shall be elected by the Board of Directors at the annual meeting of the Board of Directors. One or more Vice-Presidents and such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, and any vacancies occurring in any office of this corporation may be filled by election or appointment by the Board of Directors at any special meeting. All officers shall hold their office until the next annual meeting of the Board of Directors and until their successors are elected and qualified, subject to prior death, resignation or removal. Any two or more offices may be held by the same person, except the offices of President and Secretary.

                  Section 3.02. PRESIDENT: The President shall be the chief executive officer of this corporation. He shall act as chairman only at those meetings of the shareholders and of the Board of Directors at which there is no duly elected and acting Chairman or Vice-Chairman of the Board of Directors. He shall sign certificates of stock of the corporation and all deeds, leases, contracts,


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mortgages,  deeds of trust and other  instruments  binding upon the corporation, and perform such other duties as may be required from time to time by the Board of Directors.

                  Section 3.03. VICE-PRESIDENTS: The Vice-Presidents, if any, in the order of seniority or as designated by the Board of Directors or President, shall in the absence or disability of the President exercise the powers and perform the duties of the President. Each Vice-President shall also exercise such other powers and perform such other duties as shall be prescribed by the directors, and such powers and duties of the President as may be designated by the President.

                  Section 3.04. SECRETARY: The Secretary shall keep the minutes and records of all the meetings of the shareholders and directors and other official business of the corporation. He shall have the power, together with the President or Vice-President, to sign all deeds, leases, contracts, mortgages, deeds of trust, certificates of stock or other documents executed by the corporation. He shall also give notice of meetings to the shareholders and directors and shall perform such other duties as may be required of him by the Board of Directors.

                  Section 3.05. TREASURER: It shall be the duty of the Treasurer to receive all moneys and funds of the corporation and to deposit the same in the bank or banks designated by the Board of Directors and in the name and to the account of the corporation. He shall keep full and accurate books of account and shall make such reports of such official transactions of the finances of the corporation as may from time to time be required by the Board of Directors, and he shall perform such other duties as may be required of him by the Board of Directors. If the Board of Directors appoints a Vice-President-Finance or other Financial Officer, the duties of the office of Treasurer may rest in such officer and in such event, the Board of Directors need not appoint a Treasurer.

                  Section 3.06. REMOVAL: The directors, by majority vote, at any special meeting called for that purpose, may remove any officer from office with or without cause; provided, however, that no such removal shall impair the contract rights of this corporation or any person or entity.

                                   ARTICLE 4.

                           SECURITIES AND REGISTRATION
                              AND TRANSFER THEREOF

                  Section 4.01. CERTIFICATES: All certificates of stock and other securities of this corporation shall be signed by the President and the Secretary of the corporation, or by any other officer


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duly  authorized by the Board of  Directors,  and may be sealed with the seal of the corporation or a facsimile thereof.

                  Section 4.02. TRANSFER AGENT AND REGISTRAR: The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the capital stock and other securities of the corporation. The signatures of the President or a Vice-President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent, or registered by a Registrar, other than the corporation itself or an employee of the corporation.

                  Section 4.03. TRANSFER: Title to a certificate and to the interest in this corporation represented thereby can be transferred only: (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the interest represented thereby, or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the interest represented thereby, signed by the person appearing by the certificate to be the owner of the interest represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

                  Section 4.04. NECESSITY FOR REGISTRATION: Prior to due presentment for registration upon the books of the corporation of a transfer of a security of this corporation, the corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote, to receive any notices, to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of an owner.

                  Section 4.05. CLOSING TRANSFER BOOKS: For the purpose of determining the registered owners of stock or other securities entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose, the Board of Directors may provide that the transfer books shall be closed for a stated period of not more than 50 days. If the transfer books shall be closed for the purpose of determining the registered owners entitled to notice of or to vote at a meeting of the shareholders or an adjournment thereof, such


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books shall be closed for a stated period of not more than 50 days nor less than
10 days immediately preceding such meeting.

                  Section 4.06. FIXING RECORD DATE: In lieu of closing the transfer books, the Board of Directors may fix in advance a date as record date for any determination of registered owners for which the transfer books might have been closed as provided in Section 4.05 above, such date to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action which requires such determination of registered owners is to be taken.

                  Section 4.07. LOST CERTIFICATES: In case of the loss or destruction of a certificate of stock or other security in this corporation, a duplicate certificate may be issued in its place upon such terms as the Board of Directors shall prescribe.

                                   ARTICLE 5.

                                WAIVER OF NOTICE

                  Whenever any notice is required to be given to any shareholder or director of the corporation by these Bylaws or the Articles of Incorporation, or by the corporation laws of the State of Oregon, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the required notice. Presence of a director at any meeting shall constitute a waiver of any notice required for such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE 6.

                             ACTION WITHOUT MEETING

                  Any action required or permitted to be taken at a meeting of the shareholders or directors of this corporation, or any other action which may be taken at a meeting of the shareholders or directors, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders or directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of such shareholders or directors and may be stated as such in any articles or document filed with the Corporation Commissioner of the State of Oregon, any other governmental authority or any person or entity.


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                                   ARTICLE 7.

                                 CORPORATE SEAL

                                                  If this corporation shall have
                                             a  corporate  seal,  its  size  and
                                             style   shall   be   shown  by  the
                                             impression on the margin hereof.

                                   ARTICLE 8.

                                   AMENDMENTS

             The Bylaws of this corporation may be altered, amended or repealed by the directors or the shareholders at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing.

                                   ARTICLE 9.

                                  CONSTRUCTION

             In construing these Bylaws, it is understood that if the context so requires, the masculine pronoun shall be taken to mean and include the feminine.




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